UNIFIED SERIES TRUST
                             DISTRIBUTION AGREEMENT


         DISTRIBUTION AGREEMENT, dated as of December 18, 2002, by and among Unified Series Trust, an Ohio business trust (the "Trust"), each investment adviser to each series of the Trust as set forth on Exhibit A (each an "Adviser"
                                                    ---------
and, collectively, the "Advisers"), and Unified Financial Securities, Inc., an Indiana corporation (the "Distributor").

WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust, on behalf of the portfolios set forth on Exhibit A
                                                                      ---------
(each a "Fund" and, collectively, the "Funds"), desires to retain the Distributor as the principal underwriter of the shares of beneficial interest of the Funds (the "Shares"); and

         WHEREAS, the Distributor is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

         SECTION 1. Delivery of Documents. The Trust has delivered to the
                    ---------------------
Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

         (a) The Trust's Declaration of Trust and all amendments thereto (as currently in effect and as from time to time amended, hereinafter referred to as the "Declaration");

         (b) The Trust's By-Laws (as currently in effect and as from time to time amended, hereinafter referred to as the "By-Laws");

         (c) Resolutions of the Board of Trustees authorizing the execution and delivery of this Agreement;

         (d) The Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent amendments or supplements thereto (the "Registration Statement");

         (e) The Trust's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

         (f) A current Prospectus and Statement of Additional Information for each Fund (as currently in effect and as from time to time amended and supplemented, hereinafter collectively referred to as the "Prospectuses").

SECTION 2.   Distribution.
             -------------

2.1 Appointment of Distributor. The Trust hereby appoints the Distributor as
    ---------------------------
principal underwriter of the Shares of each Fund that is set forth on Exhibit A to this Agreement and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Agreement.

 2.2   Services and Duties.
       --------------------

         (a) The Trust agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of each Fund upon the terms and at the current offering prices as described in such Fund's Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering prices as set forth in the applicable Fund's Prospectus. The Distributor shall devote its best efforts to effect the sale of shares, but shall not be obligated to sell any certain number of Shares.

         (b) In all matters relating to the sale and redemption of Shares, the Distributor and its designated agent(s) will act in conformity with the Trust's Declaration, By-laws and the Funds' Prospectuses and with the instructions and directions of the Board of Trustees and will conform and comply with the requirements of the Securities Exchange Act of 1934, as amended, the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws or regulations. In connection with the sale of Shares of a Fund, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Trust's Registration Statement or such Fund's Prospectus and any sales literature approved by such Fund.

         (c) All Shares of a Fund offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to their net asset value (determined in the manner set forth in such Fund's then-current Prospectus), plus any applicable sales charge as set forth in such Fund's then-current Prospectus.

2.3  Sales and Redemptions.
     ----------------------

         (a) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the a Fund and a Fund may approve, and each Fund shall pay all fees which may be incurred in connection with its qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by a Fund in accordance with Rule 12b-1 under the 1940 Act.

         (b) The Trust shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares at any time permitted by the 1940 Act or the rules of the Commission.

         (c) Each Fund reserves the right to reject any order for its Shares.

         (d) No Shares shall be offered by either a Fund or the Distributor under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by a Fund if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by Section 10 of the 1933 Act for such Fund is not on file with the Commission; provided, however,
                                                           --------  -------
that nothing contained in this subsection shall in any way restrict or have any application to or bearing upon each Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of its Prospectus.

         2.4 Fees and Expenses of the Fund. Each Fund shall pay all costs and
             -----------------------------
expenses in connection with the registration of such Fund's Shares under the 1933 Act, all fees in connection with making notice filings under state securities "blue sky" laws, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing such Fund's Prospectus to existing shareholders.

         No Fund will bear any costs and expenses incurred with respect to distribution of shares except to the extent the Fund is permitted to do so by applicable law.

         2.5. Fees and Expenses of the Adviser. For performing its services
              ---------------------------------
under this Agreement, each Fund's Adviser will pay a fee to Unified as set forth in Exhibit B. Each Fund's Adviser shall promptly reimburse Distributor for any
   ---------
expenses incurred on behalf of such Fund as set forth in Exhibit B.
                                                         ---------

It is understood that each Fund's Adviser will bear the costs and expenses incurred for (i) printing and mailing to prospective investors copies of such Fund's Prospectus (including supplements thereto) and annual and interim reports of such Fund which are used in connection with the offering of the Fund's Shares; (ii) preparing, printing and mailing any other literature used by the Distributor in connection with the sale of such Fund's Shares; (iii) reimbursement for NASD advertising compliance expenses advanced by the Distributor on behalf of such Fund; (iv) fees for Distributor's review of such Fund's sales literature and website; (v) registered representative annual renewal and compliance fees; and (vi) travel and such other expenses as may be incurred by Distributor on behalf of such Fund.

         SECTION 3.  Limitation of Liability.
                     -----------------------

         (a) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent of, or one under the control or direction of, the Distributor even though paid by the Distributor.

          (b) In the performance of its duties hereunder, the Distributor shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Distributor shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodian, officers and Trustee, investors, agents and other service providers which the Distributor reasonably believes to be genuine, valid and authorized. The Distributor shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Trust, as necessary or appropriate.

         (c) The term "Unified Series Trust" means and refers to the Trust and each Fund listed on Exhibit A from time to time, as the same may subsequently
                    ---------
thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust. The execution and delivery of this Agreement have been authorized by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the appropriate Fund.

         SECTION 4.  Indemnification.
                     ---------------

         4.1. Trust Representations. The Trust represents and warrants to the
              ---------------------
Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made herein with respect to any statements in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Trust by, or on behalf of' and with respect to, the Distributor specifically for use in the Registration Statement or Prospectus.

         4.2. Distributor's Representations. The Distributor represents and
              -----------------------------
warrants to the Trust that it is duly organized and validly existing as an Indiana corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

         4.3. Trust Indemnification. The Trust will indemnify, defend and hold
              ---------------------
harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Trust, or arise out of, or are based upon, information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however,
                                                          --------  -------
that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein.

         The Trust shall not indemnify any person pursuant to this Section 4.3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of Trustees who are neither "interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

         The Trust shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 4.3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Trust shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of disinterested non-party Trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

         4.4. Distributor's Indemnification. The Distributor will indemnify,
              -----------------------------
defend and hold harmless the Trust, the Trust's several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in Section 4.2 hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or any of its several officers and Trustees by, or on behalf of, and with respect to, the Distributor specifically for inclusion therein, and will reimburse the Trust, the Trust's several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

         4.5. General Indemnity Provisions. No indemnifying party shall be
              ----------------------------
liable under its indemnity agreement contained in Section 4.3 or 4.4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

         SECTION 5. Duration and Termination. The term of this Agreement shall
                    ------------------------
begin on the date of this Agreement for each Fund listed on Exhibit A attached
                                                            ---------
hereto on the date of this Agreement and shall continue in effect with respect to each such Fund (and any subsequent Funds added pursuant to an Exhibit executed during the initial term of this Agreement) for two years thereafter, and shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit by the appropriate parties and shall continue in effect until the next annual continuance of this Agreement and from year to year thereafter, subject to approval as described above. This Agreement may be terminated by the Trust with respect to any Fund at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of such Fund, on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         SECTION 6. Miscellaneous.
                    -------------

         6.1. Amendments. No provision of this Agreement may be changed, waived,
              ----------
discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         6.2. Construction. The captions in this Agreement are included for
              ------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         6.3. Notices. Any notice or other instrument in writing, authorized or
              -------
required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its principal office set forth in the Registration Statement, or at such other place as the Trust may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at 431 North Pennsylvania Street, Indianapolis, Indiana 46204,
Attention: President, or at such other place as the Distributor may from time to time designate in writing.

         6.4. Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Indiana.

         6.5 Counterparts. This Agreement may be in one or more counterparts,
             ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed by their officers designated below as of the date and year first above written.


                                             UNIFIED SERIES TRUST, on behalf of
                                             each Fund set forth on Exhibit A
                                                                    ---------
                                             attached hereto

                                             By:

                                             Name:

                                             Title:


                                             UNIFIED FINANCIAL SECURITIES, INC.

                                             By:

                                             Name:

                                             Title:


                                             BECKER CAPITAL MANAGEMENT, INC.
                                             As to Section 2.5

                                             By:

                                             Name:

                                             Title:

                                    EXHIBIT A
                                    ---------
                                       to
                             Distribution Agreement

                          FUNDS AND INVESTMENT ADVISERS
                          -----------------------------

--------------------------------------------- --------------------------------------------------------------------------
                NAME OF FUND                                             INVESTMENT ADVISER
--------------------------------------------- --------------------------------------------------------------------------
ACM Convertible Securities Fund               Ariston Capital Management Corp.
                                              40 Lake Bellevue Drive, Suite 220
                                              Bellevue, Washington 98005
--------------------------------------------- --------------------------------------------------------------------------
Becker Small Cap Value Equity Fund            Becker Capital Management, Inc.
Becker Value Equity Fund                      1211 SW 5th Avenue, Suite 2185
                                              Portland, Oregon 97204
--------------------------------------------- --------------------------------------------------------------------------
Chinook Emerging Growth Fund                  Chinook Capital Management, LLC
                                              4380 SW Macadam Avenue, Suite 250
                                              Portland, Oregon 97239
--------------------------------------------- --------------------------------------------------------------------------
Corbin Small-Cap Value Fund                   Corbin & Company
                                              3113 South University Drive, Suite 500
                                              Fort Worth, Texas 76109
--------------------------------------------- --------------------------------------------------------------------------
Crawford Dividend Growth Fund                 Crawford Investment Counsel, Inc.
                                              100 Galleria Parkway, Suite 980
                                              Atlanta, Georgia 30339
--------------------------------------------- --------------------------------------------------------------------------
Dreman Contrarian Large Cap Value Fund        Dreman Value Management, LLC
Dreman Contrarian Mid Cap Value Fund          520 East Cooper Avenue, Suite 230-4
Dreman Contrarian Small Cap Value Fund        Aspen, Colorado 81611
--------------------------------------------- --------------------------------------------------------------------------
GJMB Growth Fund                              Gamble, Jones, Morphy & Bent
                                              301 East Colorado Blvd.
                                              Suite 802
                                              Pasadena, California 91101
--------------------------------------------- --------------------------------------------------------------------------
GLOBALT Growth Fund                           GLOBALT, Inc.
                                              3060 Peachtree Road, N.W.
                                              One Buckhead Plaza, Suite 225
                                              Atlanta, Georgia 30305
--------------------------------------------- --------------------------------------------------------------------------
IMS Capital Value Fund                        IMS Capital Management, Inc.
IMS Strategic Allocation Fund                 8995 S.E. Otty Road
IMS Strategic Income Fund                     Portland, Oregon 97266
--------------------------------------------- --------------------------------------------------------------------------
Marathon Value Portfolio                      Spectrum Advisory Services, Inc.
                                              1050 Crown Pointe Parkway, Suite 950
                                              Atlanta, Georgia 30338
--------------------------------------------- --------------------------------------------------------------------------
Marco Targeted Return Fund                    Marco Investment Management, LLC
                                              300 Atlanta Financial Center
                                              3343 Peachtree Road, NE
                                              Atlanta, Georgia 30326
--------------------------------------------- --------------------------------------------------------------------------
StoneRidge Bond Fund                          StoneRidge Investment Partners, LLC
StoneRidge Equity Fund                        7 Great Valley Parkway, Suite 290
StoneRidge Small Cap Growth Fund              Malvern, Pennsylvania 19355
--------------------------------------------- --------------------------------------------------------------------------

   Plus such additional funds as may be agreed upon to from time to time between Distributor and the Trust.

   Date:  December 13, 2004

                                    EXHIBIT B
                                    ---------
                                       to
                             Distribution Agreement

                                  FEE SCHEDULE
                                  ------------

The prices contained herein are effective for twelve months from the execution date of the Distribution Agreement. All fees are billed monthly and are payable upon receipt.


I.  STANDARD FEE
----------------

         $100.00 per month per Fund


II.  ADDITIONAL SERVICES
------------------------

         - Sales literature & document review (including websites)              $75 per hour, plus NASD filing fees.

         - NASD and other filing fees                                           Pass through

         - Annual Licensing and Compliance Fees                                 $500 per RR
           and expenses of Registered Representatives ("RRs"),                  Site visits charged as out-of-pocket
           which RRs have been approved in advance                              expenses.
           by Distributor

         - Travel and Out-of-Pocket Expenses                                    Pass through

         - Other duties as agreed upon                                          Negotiable

